Exhibit 4.1

SUPPLEMENTAL INDENTURE

This Supplemental Indenture and Guarantee, dated as of February 16, 2021 (this “Supplemental Indenture” or “Guarantee”), among the companies listed on Schedule I hereto (each, a “New Guarantor”) and U.S. Bank National Association, as Trustee, paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of January 29, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount 6.500% Senior Notes due 2026 of the Issuer (the “Notes”);

WHEREAS, Section 4.15 of the Indenture provides that the Issuer will cause any Restricted Subsidiary of the Issuer that is not an existing Guarantor that guarantees certain Indebtedness as described therein, to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture.

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder to add an additional Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.1          Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee

SECTION 2.1          Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, including Article X thereof.

ARTICLE III
Miscellaneous

SECTION 3.1          Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2          Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.3          Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or each New Guarantor’s Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by each New Guarantor and the Trustee makes no representation with respect to any such matters.

SECTION 3.4          Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any  document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 3.5          Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC Technologies do Brasil Ltda., as a Guarantor

By:	/s/ Aparecido Marques Pereira
Name:	Aparecido Marques Pereira
Title:	Administrator

By:	/s/ Luana Duffe
Name:	Luana Duffe
Title:	Administrator

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
GLBL Brasil Oleodutos e Serviços Ltda., as a Guarantor

By:	/s/ Luana Duffe
Name:	Luana Duffe
Title:	Administrator

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
Technip Brasil Engenharia, Instalações e Apoio Marítimo Ltda., as a Guarantor

By:	/s/ Luana Duffe
Name:	Luana Duffe
Title:	Administrator

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FMC TECHNOLOGIES GLOBAL B.V.
TECHNIP OFFSHORE N.V.
TECHNIP INTERNATIONAL HOLDINGS B.V.
FMC TECHNOLOGIES B.V.
FMC TECHNOLOGIES BRAZIL FINANCE B.V.
TECHNIP HOLDING BENELUX B.V.
FMC TECHNOLOGIES INTERNATIONAL SERVICES B.V.
TECHNIPFMC PIPELAYING B.V.
TECHNIPFMC PLSV C.V.
TECHNIPFMC CASH B.V.
TSLP B.V.,

each as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Authorised Person

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FMC TECHNOLOGIES SURFACE WELLHEAD B.V. as Guarantor

By:	/s/ Jocelyn Noël
Name:	Jocelyn Noël
Title:	Authorised Person

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP SHIPS NETHERLANDS B.V. TECHNIPFMC PSLV B.V., each as a Guarantor

By:	/s/ Sian Christie
Name:	Sian Christie
Title:	Authorised Person

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC SEPARATION SYSTEMS B.V., as a Guarantor

By:	/s/ Mohamed Reda Akdim
Name:	Mohamed Reda Akdim
Title:	Authorised Person

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC KONGSBERG SUBSEA AS, as a Guarantor

By:	/s/ Tomas Svanes Bille
Name:	Tomas Svanes Bille
Title:	Attorney in Fact

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC TECHNOLOGIES NORWAY AS, as a Guarantor

By:	/s/ Tomas Svanes Bille
Name:	Tomas Svanes Bille
Title:	Attorney in Fact

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP CHARTERING NORGE AS, as a Guarantor

By:	/s/ Tomas Svanes Bille
Name:	Tomas Svanes Bille
Title:	Attorney in Fact

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP COFLEXIP NORGE AS, as a Guarantor

By:	/s/ Tomas Svanes Bille
Name:	Tomas Svanes Bille
Title:	Attorney in Fact

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP NORGE AS, as a Guarantor

By:	/s/ Tomas Svanes Bille
Name:	Tomas Svanes Bille
Title:	Attorney in Fact

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC TECHNOLOGIES GLOBAL SERVICES PTE. LTD., as a Guarantor

By:	/s/ Ho Wen Jie
Name:	Ho Wen Jie
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC TECHNOLOGIES SINGAPORE PTE LTD, as a Guarantor

By:	/s/ Ho Wen Jie
Name:	Ho Wen Jie
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP SINGAPORE PTE. LTD., as a Guarantor

By:	/s/ Ho Wen Jie
Name:	Ho Wen Jie
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CONTROL SYSTEMS INTERNATIONAL (UK) LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC KONGSBERG SERVICES LIMITED, as a Guarantor

By:	/s/ Bjørn Gisle Grønlie
Name:	Bjørn Gisle Grønlie
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC KOS WEST AFRICA LIMITED, as a Guarantor

By:	/s/ Graham Horn
Name:	Graham Horn
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
FMC TECHNOLOGIES LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
SUBSEA I & C SERVICES LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
SUBSEA MARITIME SERVICES LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
SUBSEA OFFSHORE SERVICES LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP OFFSHORE MANNING SERVICES LIMITED, as a Guarantor

By:	/s/ Helen Urquhart
Name:	Helen Urquhart
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP SERVICES LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP SHIPS ONE LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP UK LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIP-COFLEXIP UK HOLDINGS LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIPFMC (EUROPE) LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIPFMC CORPORATE HOLDINGS LIMITED, as a Guarantor

By:	/s/ Aurelia Gorman
Name:	Aurelia Gorman
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIPFMC FINANCE ULC, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIPFMC INTERNATIONAL FINANCE LIMITED, as a Guarantor

By:	/s/ Paula Delvaille
Name:	Paula Delvaille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIPFMC INTERNATIONAL UK LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TECHNIPFMC UMBILICALS LTD, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
WEST AFRICA SUBSEA SERVICES LIMITED, as a Guarantor

By:	/s/ Tomas Bille
Name:	Tomas Bille
Title:	Director

SCHEDULE I

Entity	Country
FMC Technologies Do Brasil Ltda.	Brazil
GLBL Brasil Oleodutos e Servicos Ltda.	Brazil
Technip Brasil Engenharia, Instalacoes e Apoio Maritimo Ltda	Brazil
FMC Separation Systems BV	Netherlands
FMC Technologies Brazil Finance BV	Netherlands
FMC Technologies BV	Netherlands
FMC Technologies Global BV	Netherlands
FMC Technologies International Services BV	Netherlands
FMC Technologies Surface Wellhead BV	Netherlands
Technip Holding Benelux BV	Netherlands
Technip Offshore Contracting BV	Netherlands
Technip Offshore NV	Netherlands
Technip Ships (Netherlands) BV	Netherlands
TechnipFMC Cash BV	Netherlands
TechnipFMC International Holdings BV	Netherlands
TechnipFMC Pipelaying BV	Netherlands
TechnipFMC PLSV BV	Netherlands
TechnipFMC PLSV CV	Netherlands
TSLP BV	Netherlands
FMC Kongsberg Subsea AS	Norway
FMC Technologies Norway AS	Norway
Technip Chartering Norge AS	Norway
Technip Coflexip Norge AS	Norway
Technip Norge AS	Norway
FMC Technologies Global Services Pte Ltd	Singapore
FMC Technologies Singapore Pte Ltd	Singapore
Technip Singapore Pte Ltd	Singapore
Control Systems International (UK) Ltd	United Kingdom
FMC Kongsberg Services Ltd	United Kingdom
FMC/KOS West Africa Ltd	United Kingdom
FMC Technologies Ltd	United Kingdom
Subsea I & C Services Ltd	United Kingdom
Subsea Maritime Services Ltd	United Kingdom
Subsea Offshore Services Ltd	United Kingdom
Technip Offshore Manning Services Ltd.	United Kingdom
Technip Services Ltd	United Kingdom
Technip Ships One Ltd	United Kingdom
Technip UK Limited	United Kingdom
Technip-Coflexip UK Holdings Ltd	United Kingdom
TechnipFMC (Europe) Ltd.	United Kingdom
TechnipFMC Corporate Holdings Limited	United Kingdom
TechnipFMC Finance ULC	United Kingdom
TechnipFMC International Finance Ltd.	United Kingdom
TechnipFMC International UK Limited	United Kingdom
TechnipFMC plc	United Kingdom
TechnipFMC Umbilicals Ltd.	United Kingdom
West Africa Subsea Services Ltd.	United Kingdom